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                                                                   EXHIBIT 10.10

                          RELIANT ENERGY, INCORPORATED
                                  SAVINGS PLAN

                                SECOND AMENDMENT


                  The Benefits Committee of Reliant Energy, Incorporated, having reserved the right under Section 10.3 of the Reliant Energy, Incorporated Savings Plan, as amended and restated effective April 1, 1999 (the "Plan"), to amend the Plan, does hereby amend the Plan, effective as of the dates specified below, as follows:

                  1. Effective as of January 1, 1997, the definition of "Employee" in Section 1.16 of the Plan is hereby amended in its entirety to read as follows:

                  "1.16 EMPLOYEE: Any person employed by an Employer, and including (i) any disabled individual on 'Initial LTD Status' or inactive status under the Long-Term Disability Plan of an Employer and
         (ii) any Leased Employee performing services for an Employer. In addition to the above, the term 'Employee' shall include any person receiving remuneration for personal services (or would be receiving such remuneration except for an authorized leave of absence) rendered as an employee of a foreign affiliate (as defined in Code Section 3121(l)(6)) of an Employer to which an agreement extending coverage under the Federal Social Security Act entered into by an Employer under
         Section 3121(l) of said Code applies, provided that such person is a citizen or resident of the United States."

                  2. Effective as of July 1, 2000, the definition of "Insync Participant" in Section 1.28(A) of the Plan is hereby redesignated as Section
1.29 of the Plan, and all subsequent definitions shall be redesignated and all affected references are hereby amended accordingly.

                  3. Effective as of July 1, 2000, the definition of "Insync Plan" in Section 1.28(B) of the Plan is hereby redesignated as Section 1.30 of the Plan, and all subsequent definitions shall be redesignated and all affected references are hereby amended accordingly.


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                  4. Effective as of January 1, 1997, the following new
definition of "Leased Employee" is hereby added as Section 1.31 of the Plan (prior to the redesignations in Paragraphs 2 and 3 herein), and all subsequent definitions shall be redesignated and all affected references are hereby amended accordingly:

                  "1.31 LEASED EMPLOYEE: Each person who is not an employee of the Employer or an Affiliate but who performs services for the Employer or an Affiliate pursuant to a leasing agreement (oral or written) between the Employer or an Affiliate and any leasing organization, provided that such person has performed such services for the Employer or an Affiliate or for related persons (within the meaning of Section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the Employer or an Affiliate. The term 'Leased Employee' shall also include any individual who is deemed to be an employee of the Employer under Section 414(o) of the Code. Notwithstanding the preceding sentences, if individuals described in the preceding sentences constitute less than 20% of the Employer's nonhighly compensated work force within the meaning of Section 414(n)(5)(C)(ii) of the Code, the Plan shall not treat an individual as a Leased Employee if the leasing organization covers the individual in a money purchase pension plan providing immediate participation, full and immediate vesting and a nonintegrated contribution formula equal to at least 10% of the individual's annual compensation as defined in
         Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the individual's gross income under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code. If any Leased Employee shall be treated as an Employee of the Employer, however, contributions or benefits provided by the leasing organization which are attributable to services of the Leased Employee performed for the Employer shall be treated as provided by the Employer."

                  5. Effective as of April 1, 1999, the following new definition of "Qualified Joint and Survivor Annuity" is hereby added as Section 1.45 of the Plan (prior to the redesignations in Paragraphs 2, 3 and 4 herein), and all subsequent definitions shall be redesignated and all affected references are hereby amended accordingly:

                  "1.45 QUALIFIED JOINT AND SURVIVOR ANNUITY: With respect to a Participant with a Cengas Account, a monthly annuity for the life of the Participant beginning on the date any distribution is to be made with a survivor annuity equal to 50% of the amount of the annuity which is payable during the


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         joint lives of the Participant and the person who is the spouse of the
         Participant on the earlier of the date benefits commence or the date the annuity is distributed, and which is purchased from an insurance company with the vested portion of the Participant's Cengas Account determined as of the most recent Valuation Date. The Committee shall have the discretion to determine the insurance company from which the annuity shall be purchased. If a Participant is not married, the term 'Qualified Joint and Survivor Annuity' shall mean an immediate annuity for the life of the Participant purchased in the same manner as provided above."

                  6. Effective as of April 1, 1999, the following new definition of "Qualified Survivor Annuity" is hereby added as Section 1.46 of the Plan (prior to the redesignations in Paragraphs 2, 3, 4 and 5 herein), and all subsequent definitions shall be redesignated and all affected references are hereby amended accordingly:

                  "1.46 QUALIFIED SURVIVOR ANNUITY: With respect to a Participant with a Cengas Account, an annuity payable for the life of the surviving spouse beginning on the date any distribution is to be made which is purchased from an insurance company with the vested portion of the Participant's Cengas Account determined as of the most recent Valuation Date. The Committee shall have the discretion to determine the insurance company from which the annuity shall be purchased."

                  7. Effective as of April 1, 1999, the definition of "Valuation Date" in Section 1.54 of the Plan (prior to the redesignations in Paragraphs 2, 3, 4, 5 and 6 herein) is hereby amended in its entirety to read as follows:

                  "1.54 VALUATION DATE: Any date on which the New York Stock Exchange is open for trading and any date on which the value of the assets of the Trust Fund is determined by the Trustee pursuant to
         Section 5.2. The last business day of each calendar month shall be the "monthly Valuation Date," the last business day of each March, June, September and December of each Plan Year shall be the "quarterly Valuation Date," and the last business day of each December of each Plan Year shall be the "annual Valuation Date."

                  8. Effective as of January 1, 1997, the phrase "(ii) an Employee who is a 'leased employee' as defined in Section 414(n) of the Code" in the last sentence of Section 3.1 of the Plan is hereby deleted and the phrase "(ii) an Employee who is a Leased Employee" is hereby substituted therefor.


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                  9. Effective as of January 1, 1997, the phrase "and if elected by the Employer, was in the 'top-paid group' (the top 20% of payroll) for the Plan Year" in subsection (ii) of the definition of "Highly Compensated Employee" in Section 4.5 of the Plan, is hereby deleted.

                  10. Effective as of January 1, 1997, the last two sentences in the second paragraph of Section 4.8 of the Plan are hereby amended to read as follows:

         "If these distributions are made, the Actual Deferral Percentage is treated as meeting the nondiscrimination test of Section 401(k)(3) of the Code regardless of whether the Actual Deferral Percentage, if recalculated after distributions, would satisfy Section 401(k)(3) of the Code. The above procedures are used for purposes of distributing excess Pre-Tax Contributions under Section 401(k)(8)(A)(i) of the Code. For purposes of Section 401(m)(9) of the Code, if a corrective distribution of excess Pre-Tax Contributions has been made, the Actual Deferral Percentage for Highly Compensated Employees is deemed to be the largest amount permitted under Section 401(k)(3) of the Code."

                  11. Effective as of April 1, 1999, the first sentence of the first paragraph of Section 5.4(c) is hereby amended to add the word "any" immediately following the words "each Valuation Date," and before the words "installment payments".

                  12. Effective as of April 1, 1999, the first paragraph of
Section 6.6 is hereby amended to read as follows:

                  "6.6 Payment of Benefits: Upon a Participant's entitlement to payment of benefits under either Section 6.1, 6.2 or 6.4, he shall file his written election on such form or forms, and subject to such conditions, as the Committee shall prescribe. His election shall specify whether he wishes payment of his benefits to be made or commence as of such entitlement or to be deferred to the extent provided below. If a payment becomes due for any reason other than death or Disability, and if the amounts due from the Participant's Accounts are in excess of $5,000, payment of such amounts shall be deferred to the extent provided below unless the Participant consents to earlier payment. Unless a Participant elects otherwise, payment of his benefits under this Plan shall be made or commence no later than the 60th day after the latest of the end of the Plan Year in which
         (a) the


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         Participant attains age 65, (b) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan or
         (c) the Participant's Service terminates. If the Participant so consents to an earlier payment, such payment shall be made as soon as practicable. Notwithstanding any other provision of this Section 6.6 or the Plan to the contrary, if the amounts due from the Participant's Accounts do not exceed $5,000, payment of such amounts shall automatically be made in a lump-sum payment as soon as administratively practicable following termination of Service for any reason."

                  13. Effective as of April 1, 1999, the term "qualified survivor annuity" in Section 6.6(d) of the Plan is hereby deleted and the term "Qualified Survivor Annuity" is hereby substituted therefor.

                  14. Effective as of April 1, 1999, each use of the term "qualified joint and survivor annuity" in Section 6.6(d) of the Plan is hereby deleted and the term "Qualified Joint and Survivor Annuity" is hereby substituted therefor.

                  15. Effective as of January 1, 2000, Section 6.7(b)(i) is hereby amended to add the phrase "any hardship distribution made under Section 401(k)(2)(B)(i)(IV) of the Code;" immediately following the phrase "under
Section 401(a)(9) of the Code;" and before the phrase "and the portion of."

                  16. Effective as of April 1, 1999, Section 7.5 of the Plan is hereby amended to add the following new sentence to the end thereof:

         "The foregoing notwithstanding, any withdrawal from a Participant's Cengas Account shall be subject to the written consent of his spouse in a manner prescribed by the Committee."

                  IN WITNESS WHEREOF, the Benefits Committee of Reliant Energy, Incorporated has caused these presents to be executed by its duly authorized Chairman in a number of copies, all of which shall constitute one and the same instrument, which may be


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sufficiently evidenced by any executed copy hereof, this 3rd day of November,
2000, but effective as of the dates specified herein.


                                        BENEFITS COMMITTEE OF
                                        RELIANT ENERGY, INCORPORATED



                                        By: /s/ David McClanahan
                                           --------------------------
                                           David McClanahan, Chairman
ATTEST:


/s/ Phylis Hazel
-----------------------
Phylis Hazel, Secretary

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